UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2007 (June 4, 2007)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

Non-Equity Incentive Plan Compensation.  At its meeting on June 4, 2007, the Personnel & Compensation Committee of the Kaman Corporation Board of Directors approved payment of long-term incentive program ("LTIP") awards to the company's named executive officers for the completed three-year performance period January 1, 2004 – December 31, 2006 (the "completed performance period").   LTIP awards are made under the terms of the company's 2003 Stock Incentive Plan and in accordance with the plan, the Committee reviewed the company's actual financial performance compared to the average of the companies comprising the Russell 2000 index for the same performance period utilizing the following factors: three-year average return on investment (weighted 40%), average annual growth in earnings per share (weighted 40%), and total three-year return to shareholders (weighted 20%).  Financial performance in the 1st quartile results in no award payment; performance at the median results in an award payment at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum payment of 200% of target.  Interpolation is used to determine payments for financial performance between the quartiles.

Based upon the results of that review, the Committee determined that the award percentage for the completed performance period was 140.6% of target and approved the following payments (which were made in cash because each individual meets his/her stock ownership guideline requirements) together with a new total compensation figure to update the Summary Compensation Table for Fiscal Year 2006 to include the LTIP payment:

Name	Principal Position	LTIP Payment (Non-Equity Incentive Plan Compensation) ($)	Total ($)
Paul R. Kuhn	Chairman, President and Chief Executive Officer	1,314,610	6,093,215
Robert M. Garneau	Executive Vice President and Chief Financial Officer	562,400	3,343,241
T. Jack Cahill	President, Kaman Industrial Technologies Corporation	283,309	1,545,020
Candace A. Clark	Senior Vice President and Chief Legal Officer	262,289	1,354,571
Ronald M. Galla	Senior Vice President and Chief Information Officer	209,213	1,045,592

These award amounts represent 98% of the estimated amounts disclosed by the company in its 2007 proxy statement.  The amounts were estimated at that time because the actual amounts were not then determinable.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 4, 2007, the Board of Directors of Kaman Corporation amended and restated Article V of the Company's Amended and Restated By-laws (the "By-laws") to specifically address the subject of uncertificated securities in connection with the Company’s compliance with recent rules promulgated by the Nasdaq Stock Market, LLC requiring NASDAQ-listed issuers to be eligible for a Direct Registration Program (such as the one currently administered by the Depository Trust Company) by January 1, 2008.  A Direct Registration Program permits an investor’s ownership of shares to be recorded and maintained on the books of the issuer or the transfer agent electronically without the issuance of a physical certificate.

No other changes were made to the By-laws.  The foregoing description of this item is qualified in its entirety by reference to the complete Amended and Restated By-laws, as amended, which are filed as Exhibit 3.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 3.1	Kaman Corporation Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: June 6, 2007

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 3.1	Kaman Corporation Amended and Restated By-laws.